Exhibit 2(j)

                                CUSTODY AGREEMENT

     This CUSTODY AGREEMENT (this "Agreement") is made as of this 15th day of December, 2000, by and between STATE STREET BANK AND TRUST COMPANY, a trust company chartered under the laws of the Commonwealth of Massachusetts, having its principal place of business at 225 Franklin Street, Boston, Massachusetts 02110 ("Custodian"), and ING PILGRIM SENIOR INCOME FUND, a Delaware business trust, having its principal office and place of business at 7337 E. Doubletree Ranch Road, Scottsdale, AZ, 85258-2034 ("Fund").

     WHEREAS, Fund desires to appoint State Street Bank and Trust Company as Custodian of the Fund; and

     WHEREAS, State Street Bank and Trust Company is willing to accept such appointment;

     NOW THEREFORE, for and in consideration of the mutual promises contained herein, the parties hereto, intending to be legally bound, mutually covenant and agree as follows:

1. APPOINTMENT OF CUSTODIAN. Fund hereby constitutes and appoints Custodian as custodian of the Assets (as defined below) at any time owned by the Fund. For purposes of this Agreement, the term "Assets" shall mean investment securities, interests in loans and other non-cash investment property, and cash.

2.   DUTIES AND RESPONSIBILITIES OF CUSTODIAN.

     A. DELIVERY OF ASSETS. Except as permitted by the Investment Company Act of 1940, Fund will deliver or cause to be delivered to Custodian all Assets acquired and owned by it during the time this Agreement shall continue in effect, including all documentation required by Fund to be delivered to Custodian relating to or evidencing the interests in loans acquired by the Fund. Custodian shall have no responsibility or liability whatsoever for or on account of Assets or loan documents not so delivered. All Assets so delivered to Custodian (other than bearer securities) shall be registered in the name of Fund or its nominee, or of a nominee of Custodian, or shall be properly endorsed and in form for transfer satisfactory to Custodian.
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     B.   DELIVERY OF ACCOUNTS  AND  RECORDS.  Fund shall turn over to Custodian all of the Fund's relevant accounts and records previously maintained by it. Custodian shall be entitled to rely conclusively on the completeness and correctness of the accounts and records turned over to it by Fund, and Fund shall indemnify and hold Custodian harmless of and from any and all expenses, damages and losses whatsoever arising out of or in connection with any error, omission, inaccuracy or other deficiency of such accounts and records or in the failure of Fund to provide any portion of such or to provide in a timely manner any other information needed by the Custodian knowledgeably to perform its function hereunder.

     C. DELIVERY OF ASSETS TO THIRD PARTIES. Custodian will receive delivery of and keep safely the Assets of Fund delivered to it from time to time segregated in a separate account. Custodian will not deliver, assign, pledge or hypothecate any such Assets to any person except as permitted by the provisions of this Agreement or any agreement executed by it according to the terms of Section 2.S. of this Agreement. Upon delivery of any such Assets to a subcustodian pursuant to Section 2.S. of this agreement, Custodian will create and maintain records identifying those Assets which have been delivered to the subcustodian as belonging to the Fund. The Custodian is responsible for the securities and monies of Fund only until they have been transmitted to and received by other persons as permitted under the terms of this Agreement, except for securities and monies transmitted to subcustodians appointed under Section 2.S. of this Agreement, for which Custodian remains responsible to the extent provided in Section 2.S. of this Agreement. Custodian may participate directly or indirectly through a subcustodian in the Depository Trust Company, Treasury/Federal Reserve Book Entry System or Participant Trust Company (PTC) or other depository approved by the Fund (as such entities are defined at 17 CFR Section 270.17f-4(b)) (each a "Depository" and collectively the "Depositories").

     D. REGISTRATION OF SECURITIES. The Custodian shall at all times hold registered securities of the Fund in the name of the Custodian, the Fund, or a nominee of either of them, unless specifically directed by instructions to hold such registered securities in so-called "street name," provided that, in any event, all such securities and other Assets shall be held in an account of the Custodian containing only Assets of the Fund, or only Assets held by the Custodian as a fiduciary or custodian for customers, and provided further, that the records of the Custodian at all times shall indicate the Fund or other customer for which such securities and other Assets are held in such account and the respective interests therein. If, however, the Fund directs the Custodian to maintain securities in "street name", notwithstanding anything contained herein to the contrary, the Custodian shall be obligated only to utilize its best efforts to timely collect income due the Fund on such securities and to notify the Fund of relevant corporate actions including, without limitation, pendency of calls, maturities, tender or exchange offers. All Assets, and the ownership thereof by Fund, which are held by Custodian

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          hereunder,  however, shall at all times be identifiable on the records of the Custodian. The Fund agrees to hold Custodian and its nominee harmless for any liability as a record holder of securities held in custody.

     E.   EXCHANGE OF ASSETS.  Upon receipt of instructions as defined herein in
          Section 3.A, Custodian will exchange, or cause to be exchanged, Assets held by it for the account of Fund for other Assets issued or paid in connection with any reorganization, recapitalization, merger, consolidation, split-up of shares, change of par value, conversion, refinancing or otherwise, and will deposit any such Assets in accordance with the terms of any reorganization or protective plan. Without instructions, Custodian is authorized to exchange securities held by it in temporary form for securities in definitive form, to effect an exchange of shares when the par value of the stock is changed, and upon receiving payment therefor, to surrender Assets held by it at maturity or when advised of earlier call for redemption, except that Custodian shall receive instructions prior to surrendering any convertible security.

     F. PURCHASES OF INVESTMENTS OF THE FUND. Fund will, on each business day on which a purchase of Assets shall be made by it, deliver to Custodian instructions which shall specify with respect to each such purchase:

          1.   The name of the issuer and description of the Asset;
          2. The number of shares or the principal amount purchased, and accrued interest, if any;
          3.   The trade date;
          4.   The settlement date;
          5. The purchase price per unit and the brokerage commission, taxes and other expenses payable in connection with the purchase;
          6.   The total amount payable upon such purchase; and
          7. The name of the person from whom or the broker or dealer through whom the purchase was made.

          In accordance with such instructions, Custodian will pay for out of monies held for the account of Fund, but only insofar as monies are available therein for such purpose, and receive the Assets so purchased by or for the account of Fund except that Custodian may in its sole discretion advance funds to the Fund which may result in an overdraft because the monies held by the Custodian on behalf of the Fund are insufficient to pay the total amount payable upon such purchase. Except as otherwise instructed by Fund, such payment shall be made by the Custodian only upon receipt of Assets: (a) by the Custodian; (b) by a clearing corporation of a national exchange of which the Custodian is a member; or (c) by a Depository. Notwithstanding the foregoing, (i) in the case of a repurchase agreement, the Custodian may release funds to a Depository prior to the receipt of advice from the Depository that the securities
          underlying  such  repurchase   agreement  have  been   transferred  by

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          book-entry  into the account  maintained  with such  Depository by the
          Custodian, on behalf of its customers, provided that the Custodian's instructions to the Depository require that the Depository make payment of such funds only upon transfer by book-entry of the securities underlying the repurchase agreement in such account; (ii) in the case of time deposits, call account deposits, currency deposits and other deposits, foreign exchange transactions, futures contracts or options, the Custodian may make payment therefor before receipt of an advice or confirmation evidencing said deposit or entry into such transaction; (iii) in the case of the purchase of securities, the settlement of which occurs outside of the United States of America, the Custodian may make, or cause a subcustodian appointed pursuant to
          Section 2.S.2. of this Agreement to make, payment therefor in accordance with generally accepted local custom and market practice; and (iv) in the case of interests in loans, Custodian shall make payment therefor and additional advances relating thereto at such times and to such parties as instructed by Fund without regard to the time of delivery to Custodian of documentation evidencing the Fund's interest in the loan or the additional advance, as applicable.

     G. SALES AND DELIVERIES OF INVESTMENTS OF THE FUND - OTHER THAN OPTIONS AND FUTURES Fund will, on each business day on which a sale of Assets of Fund has been made, deliver to Custodian instructions specifying with respect to each such sale:

          1.   The name of the issuer and description of the Assets;
          2. The number of shares or principal amount sold, and accrued interest, if any;
          3. The date on which the Assets sold were purchased or other information identifying the Assets sold and to be delivered;
          4.   The trade date;
          5.   The settlement date;
          6. The sale price per unit and the brokerage commission, taxes or other expenses payable in connection with such sale;
          7.   The total amount to be received by Fund upon such sale; and
          8. The name and address of the broker or dealer through whom or person to whom the sale was made.

          In accordance with such instructions, Custodian will deliver or cause to be delivered the Assets thus designated as sold for the account of Fund to the broker or other person specified in the instructions relating to such sale. Except as otherwise instructed by Fund, such delivery shall be made upon receipt of payment therefor: (a) in such form as is satisfactory to the Custodian; (b) credit to the account of the Custodian with a clearing corporation of a national securities exchange of which the Custodian is a member; or (c) credit to the account of the Custodian, on behalf of its customers, with a Depository. Notwithstanding the foregoing: (i) in the case of securities held in physical form, such securities shall be delivered

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          in  accordance  with  "street  delivery  custom"  to a  broker  or its clearing agent; (ii) in the case of the sale of securities, the settlement of which occurs outside of the United States of America, the Custodian may make, or cause a subcustodian appointed pursuant to
          Section 2.S.2. of this Agreement to make, payment therefor in accordance with generally accepted local custom and market practice; and (iii) in the case of the sale of an interest in a loan, the Custodian shall receive the purchase price for the account of Fund and deliver the loan documents relating to the interest sold as instructed by Fund.

     H. PURCHASES OR SALES OF SECURITY OPTIONS, OPTIONS ON INDICES AND SECURITY INDEX FUTURES Contracts. Fund will, on each business day on which a purchase or sale of the following options and/or futures shall be made by it, deliver to Custodian instructions which shall specify with respect to each such purchase or sale:

          1.   Security Options

               a.   The underlying security;
               b.   The price at which purchased or sold;
               c.   The expiration date;
               d.   The number of contracts;
               e.   The exercise price;
               f. Whether the transaction is an opening, exercising, expiring or closing transaction;
               g.   Whether the transaction involves a put or call;
               h.   Whether the option is written or purchased;
               i.   Market on which option traded;
               j. Name and address of the broker or dealer through whom the sale or purchase was made.

          2.   Options on Indices

               a.   The index;
               b.   The price at which purchased or sold;
               c.   The exercise price;
               d.   The premium;
               e.   The multiple;
               f.   The expiration date;
               g. Whether the transaction is an opening, exercising, expiring or closing transaction;
               h.   Whether the transaction involves a put or call;
               i.   Whether the option is written or purchased;
               j.   The name and  address of the broker or dealer  through  whom
                    the  sale  or  purchase  was  made,   or  other   applicable
                    settlement instructions.

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          3.   Security Index Futures Contracts

               a. The last trading date specified in the contract and, when available, the closing level, thereof;
               b.   The index level on the date the contract is entered into;
               c.   The multiple;
               d.   Any margin requirements;
               e. The need for a segregated margin account (in addition to instructions, and if not already in the possession of Custodian, Fund shall deliver a substantially complete and executed custodial safekeeping account and procedural agreement which shall be incorporated by reference into this Custody Agreement); and
               f. The name and address of the futures commission merchant through whom the sale or purchase was made, or other applicable settlement instructions.

          4.   Option on Index Future Contracts

               a.   The underlying index future contract;
               b.   The premium;
               c.   The expiration date;
               d.   The number of options;
               e.   The exercise price;
               f. Whether the transaction involves an opening, exercising, expiring or closing transaction;
               g.   Whether the transaction involves a put or call;
               h.   Whether the option is written or purchased; and
               i.   The market on which the option is traded.

     I. SECURITIES PLEDGED OR LOANED. If specifically allowed for in the prospectus of Fund:

          1. Upon receipt of instructions, Custodian will release or cause to be released securities held in custody to the pledgee designated in such instructions by way of pledge or hypothecation to secure any loan incurred by Fund; provided, however, that the securities shall be released only upon payment to Custodian of the monies borrowed, except that in cases where additional collateral is required to secure a borrowing already made, further securities may be released or caused to be released for that purpose upon receipt of instructions. Upon receipt of instructions, Custodian will pay, but only from funds available for such purpose, any such loan upon redelivery to it of the securities pledged or hypothecated therefor and upon surrender of the note or notes evidencing such loan.

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          2.   Upon receipt of instructions,  Custodian will release  securities held in custody to the borrower designated in such instructions; provided, however, that the securities will be released only upon deposit with Custodian of full cash collateral as specified in such instructions, and that Fund will retain the right to any dividends, interest or distribution on such loaned securities. Upon receipt of instructions and the loaned securities, Custodian will release the cash collateral to the borrower.

     J. ROUTINE MATTERS. Custodian will, in general, attend to all routine and mechanical matters in connection with the sale, exchange, substitution, purchase, transfer, or other dealings with Assets of Fund except as may be otherwise provided in this Agreement or directed from time to time by the Fund in writing.

     K. DEPOSIT ACCOUNT. Custodian will open and maintain on behalf of the Fund one or more special purpose deposit accounts in the name of Custodian ("Accounts"), subject only to draft or order by Custodian upon receipt of instructions. All monies received by Custodian from or for the account of Fund shall be deposited in said Accounts. Barring events not in the control of the Custodian such as strikes, lockouts or labor disputes, riots, war or equipment or transmission failure or damage, fire, flood, earthquake or other natural disaster, action or inaction of governmental authority or other causes beyond its control, at 9:00 a.m., Kansas City time, on the second business day after deposit of any check into Fund's Account, Custodian agrees to make Fed Funds available to the Fund in the amount of the check. Deposits made by Federal Reserve wire will be available to the Fund immediately and ACH wires will be available to the Fund on the next business day. Custodian shall collect on a timely basis all income and other payments with respect to registered domestic securities held hereunder to which each Account shall be entitled either by law or pursuant to custom in the securities business, and shall collect on a timely basis all income and other payments with respect to bearer domestic securities if, on the date of payment by the issuer, such securities are held by the Custodian or its agent thereof and shall credit such income, as collected, to such Account's custodian account. The Custodian will be entitled to reverse any credited amounts where credits have been made and monies are not finally collected. If monies are collected after such reversal, the Custodian will credit Fund in that amount. Custodian may open and maintain Accounts in such banks or trust companies as may be designated by it or by properly authorized resolution of the governing Board of the Fund, such Accounts, however, to be in the name of Custodian and subject only to its draft or order.

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     L.   INCOME AND OTHER PAYMENTS TO FUND. Custodian will:

          1. Collect, claim and receive and deposit for the account of Fund all income and other payments which become due and payable on or after the effective date of this Agreement with respect to the Assets held under this Agreement, and credit the account of Fund in accordance with the Section 2.K. hereof. If for any reason, the Fund is credited with income that is not subsequently collected, Custodian may reverse that credited amount;

          2. Execute ownership and other certificates and affidavits for all federal, state and local tax purposes in connection with the collection of bond and note coupons; and

          3. Take such other action as may be necessary or proper in connection with:

               a. the collection, receipt and deposit of such income and other payments, including but not limited to the presentation for payment of:

                    1.   all   coupons   and  other   income   items   requiring
                         presentation; and

                    2. all other securities which may mature or be called, redeemed, retired or otherwise become payable and regarding which the Custodian has actual knowledge, or should reasonably be expected to have knowledge; and

               b. the endorsement for collection, in the name of Fund, of all checks, drafts or other negotiable instruments.

               Custodian, however, will not be required to institute suit or take other extraordinary action to enforce collection except upon receipt of instructions and upon being indemnified to its satisfaction against the costs and expenses of such suit or other actions. Custodian will receive, claim and collect all stock dividends, rights and other similar items and will deal with the same pursuant to instructions.

     M. PAYMENT OF DIVIDENDS AND OTHER DISTRIBUTIONS. On the declaration of any dividend or other distribution on the shares of the Fund ("Fund Shares") by the governing Board of the Fund, Fund shall deliver to Custodian instructions with respect thereto. On the date specified in such instructions for the payment of such dividend or other distribution, Custodian will pay out of the monies held for the account of Fund, insofar as the same shall be available for such purposes, and credit to the account of the Dividend Disbursing Agent for Fund, such amount as may be specified in such instructions.

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     N.   SHARES  OF FUND  PURCHASED  BY  FUND.  Whenever  any Fund  Shares  are
          repurchased or redeemed by Fund, Fund or its agent shall advise Custodian of the aggregate dollar amount to be paid for such shares and shall confirm such advice in writing. Upon receipt of such advice, Custodian shall charge such aggregate dollar amount to the account of Fund and either deposit the same in the account maintained for the purpose of paying for the repurchase or redemption of Fund Shares or deliver the same in accordance with such advice. Custodian shall not have any duty or responsibility to determine that Fund Shares have been removed from the proper shareholder account or accounts or that the proper number of such shares have been cancelled and removed from the shareholder records.

     O. SHARES OF FUND PURCHASED FROM FUND. Whenever Fund Shares are purchased from Fund, Fund will deposit or cause to be deposited with Custodian the amount received for such shares. Custodian shall not have any duty or responsibility to determine that Fund Shares purchased from Fund have been added to the proper shareholder account or accounts or that the proper number of such shares have been added to the shareholder records.

     P. PROXIES AND NOTICES. Custodian will promptly deliver or mail or have delivered or mailed to Fund all proxies properly signed, all notices of meetings, all proxy statements, all payment and rate notices and other notices, requests or announcements affecting or relating to Assets held by Custodian for Fund and will, upon receipt of instructions, execute and deliver or cause its nominee to execute and deliver or mail or have delivered or mailed such proxies or other authorizations as may be required. Except as provided by this Agreement or pursuant to instructions hereafter received by Custodian, neither it nor its nominee will exercise any power inherent in any Assets, including any power to vote the same, or execute any proxy, power of attorney, or other similar instrument voting any of Assets, or give any consent, approval or waiver with respect thereto, or take any other similar action.

     Q. DISBURSEMENTS. Custodian will pay or cause to be paid insofar as funds are available for the purpose, bills, statements and other obligations of Fund (including but not limited to obligations in connection with the conversion, exchange or surrender of Assets owned by Fund, interest charges, dividend disbursements, taxes, management fees, custodian fees, legal fees, auditors' fees, transfer agents' fees, brokerage commissions, compensation to personnel, and other operating expenses of Fund) pursuant to instructions of Fund setting forth the name of the person to whom payment is to be made, the amount of the payment, and the purpose of the payment.

     R. DAILY STATEMENT OF ACCOUNTS. Custodian will, within a reasonable time, render to Fund as of the close of business on each day, a detailed statement of the amounts received or paid and of Assets received or delivered for the account of Fund during said day. Custodian will,

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          from time to time, upon request by Fund,  render a detailed  statement of the Assets held for Fund under this Agreement, and Custodian will maintain such books and records as are necessary to enable it to do so and will permit such persons as are authorized by Fund, including Fund's independent public accountants, access to such records or confirmation of the contents of such records; and if demanded, will
          permit   federal  and  state   regulatory   agencies  to  examine  the
          securities, books and records. Upon the written instructions of Fund, Custodian will instruct any subcustodian to give such persons as are authorized by Fund, including Fund's independent public accountants, access to such records or confirmation of the contents of such records; and if demanded, to permit federal and state regulatory agencies to examine the books, records and securities held by any subcustodian which relate to Fund.

     S.   APPOINTMENT OF SUBCUSTODIANS

          1. Notwithstanding any other provisions of this Agreement, all or any of the Assets of Fund may be held in Custodian's own custody or in the custody of one or more other banks or trust companies selected by Custodian. Any such subcustodian must have the qualifications required for custodian under the Investment Company Act of 1940, as amended. Any such subcustodians may participate directly or indirectly in any Depository. Custodian shall be responsible to the Fund for any loss, damage or expense suffered or incurred by the Fund resulting from the actions or omissions of any subcustodian selected and appointed by Custodian (except subcustodians appointed at the request of Fund and as provided in Subsection 2 below) to the same extent Custodian would be responsible to the Fund under Section 4 of this Agreement if it committed the act or omission itself. Custodian is not responsible for Depositories except to the extent such entities are responsible to Custodian. Upon request of the Fund, Custodian shall be willing to contract with other subcustodians reasonably acceptable to the Custodian for purposes of (i)
               effecting third-party repurchase transactions with banks, brokers, dealers, or other entities through the use of a common custodian or subcustodian, or (ii) providing depository and clearing agency services with respect to certain variable rate demand note securities, or (iii) for other reasonable purposes specified by Fund; provided, however, that the Custodian shall be responsible to the Fund for any loss, damage or expense suffered or incurred by the Fund resulting from the actions or omissions of any such subcustodian only to the same extent such subcustodian is responsible to the Custodian. The Fund shall be entitled to review the Custodian's contracts with any such subcustodians appointed at the request of Fund.

          2. Notwithstanding any other provisions of this Agreement, Fund's foreign securities (as defined in Rule 17f-5(c)(1) under the Investment Company Act of 1940) and Fund's cash or cash equivalents, in amounts deemed by the Fund to be reasonably necessary to effect Fund's foreign securities transactions, may be held in the custody of one or more banks or trust companies acting as subcustodians, according to Section 2.S.1; and thereafter, pursuant to a written contract or contracts as approved by Fund's governing Board, may be transferred to an account maintained by such subcustodian with an eligible foreign custodian, as defined in Rule 17f-5(c)(2), provided that any such arrangement involving a foreign custodian shall be in accordance with the provisions of Rule 17f-5 under the Investment Company Act of 1940 as that Rule may be amended from time to time. The Custodian shall be responsible for the monies and securities of Fund held by eligible foreign subcustodians to the extent the eligible foreign subcustodians are liable to the domestic subcustodian with which the Custodian contracts for foreign subcustody purposes.

     T. ADOPTION OF PROCEDURES. Custodian and Fund may from time to time adopt procedures as they agree upon, and Custodian may conclusively assume that no procedure approved by Fund, or directed by Fund, conflicts with or violates any requirements of its prospectus, declaration of trust, bylaws, or any rule or regulation of any regulatory body or governmental agency. Fund will be responsible to notify Custodian of any changes in statutes, regulations, rules or policies which might necessitate changes in Custodian's responsibilities or procedures.

     U. OVERDRAFTS. In the event Custodian or any subcustodian shall, in its sole discretion, advance cash or securities for any purpose (including but not limited to loan advances, securities settlements, purchase or sale of foreign exchange or foreign exchange contracts and assumed settlement) for the benefit of Fund, the advance shall be payable by the Fund on demand. Any such cash advance shall be subject to an overdraft charge at the rate set forth in the then-current fee schedule from the date advanced until the date repaid. As security for each such advance, Fund hereby grants Custodian and such subcustodian a lien on and security interest in all property at any time held for the account of Fund, including without limitation all Assets acquired with the amount advanced. Should the Fund fail to repay the advance within a reasonable time after written notice from Custodian, the Custodian and such subcustodian shall be entitled to utilize available cash and to dispose of Assets pursuant to applicable law to the extent necessary to obtain reimbursement of the amount advanced and any related overdraft charges.

     V. EXERCISE OF RIGHTS; TENDER OFFERS. Upon receipt of instructions, the Custodian shall: (a) deliver warrants, puts, calls, rights or similar securities to the issuer or trustee thereof, or to the agent of such issuer or trustee, for the purpose of exercise or sale, provided that the new securities, cash or other assets, if any, are to be delivered to the Custodian; and (b) deposit securities upon invitations for tenders thereof, provided that the consideration for such securities is to be paid or delivered to the Custodian or the tendered securities are to be returned to the Custodian.

     W. REVIEW AND REPORTING ON LOAN DOCUMENTS. Upon receipt of the loan documents for a purchased interest in a commercial loan, Custodian shall verify that the face dollar amount of the Fund's interest in the loan as set forth on such loan documents is equal to the face dollar amount of such interest as set forth on the Fund's instructions to Custodian with respect to such purchase. Custodian shall notify the Fund of any discrepancies and the Fund shall be responsible for resolving the discrepancies. Custodian shall maintain a record of all loan documents in its possession and will provide a report thereof to the Fund monthly, or upon the Fund's request.

3.   INSTRUCTIONS.

     A. The term "instructions," as used herein, means written (including telecopied) or oral instructions to Custodian which Custodian reasonably believes were given by a designated representative of Fund. Fund shall provide Custodian, as often as necessary, written instructions naming one or more designated representatives to give instructions in the name and on behalf of Fund, which instructions may be received and accepted from time to time by Custodian as conclusive evidence of the authority of any designated representative to act for Fund and may be considered to be in full force and effect (and Custodian will be fully protected in acting in reliance thereon) until receipt by Custodian of notice to the contrary. Unless such written instructions delegating authority to any person to give instructions specifically limit such authority or require that the approval of anyone else will first have been obtained, Custodian will be under no obligation to inquire into the right of the person giving such instructions to do so. Notwithstanding any of the foregoing provisions of this Section 3, no authorizations or instructions received by Custodian from Fund will be deemed to authorize or permit any director, trustee, officer, employee, or agent of Fund to withdraw any of the Assets of Fund upon the mere receipt of such authorization or instructions from such director, trustee, officer, employee or agent other than a designated representative.

          Notwithstanding any other provision of this Agreement, Custodian, upon receipt (and acknowledgment if required at the discretion of Custodian) of the instructions of a designated representative of Fund will undertake to deliver for Fund's account monies (provided such monies are on hand or available) in connection with Fund's transactions and to wire transfer such monies to such broker, dealer, subcustodian, bank or other agent specified in such instructions by a designated representative of Fund.

     B. No later than the next business day immediately following each oral instruction, Fund will send Custodian written confirmation of such oral instruction. At Custodian's sole discretion, Custodian may record on tape, or otherwise, any oral instruction whether given in person or via telephone, each such recording identifying the date and the time of the beginning and ending of such oral instruction.

     C. If Custodian provides Fund, and/or its designated investment advisors, consultants or other third parties authorized by Custodian who agree to abide by the terms of this Agreement ("Authorized Designees") with access to proprietary accounting and other systems (the "System") on a remote basis for the purpose of obtaining and analyzing reports and information (the "Remote Access Services"), the following provisions shall apply:

          In the absence of any other written agreement, the term "System" shall include, and this Agreement shall govern, the Fund's access to and use of any additional System made available by Custodian and/or accessed by the Fund.

          Fund agrees to comply, and to cause its Authorized Designees to comply, with remote access operating standards and procedures and with user identification or other password control requirements and other security procedures as may be issued from time to time by Custodian for use of the System and access to the Remote Access Services. Fund agrees to advise Custodian immediately in the event that it learns or has reason to believe that any person to whom Fund has given access to the System or the Remote Access Services has violated or intends to violate the terms of this Agreement and will cooperate with Custodian in seeking injunctive or other equitable relief. Fund agrees to discontinue use of the System and Remote Access Services, if requested, for any security reasons cited by Custodian.

               The System and Remote Access  Services  described  herein and the databases, computer programs, screen formats, report formats, interactive design techniques, formulae, processes, systems, software, knowhow, algorithms, programs, training aids, printed materials, methods, books, records, files, documentation and other information made available to Fund by Custodian as part of the Remote Access Services and through the use of the System and all copyrights, patents, trade secrets and other proprietary rights of Custodian related thereto are the exclusive, valuable and confidential property of Custodian and its relevant licensors (the "Proprietary
          Information").  Fund  agrees  on  its  behalf  and  on  behalf  of its

          Authorized Designees to keep the Proprietary Information confidential and to limit access to its employees and Authorized Designees (under a similar duty of confidentiality) who require access to the System for the purposes intended. In the event of termination of this Agreement, Fund will return to Custodian all copies of documentation and other Proprietary Information in its possession or in the possession of its Authorized Designees. The foregoing shall not apply to Proprietary Information in the public domain or required by law to be made public.

          Fund agrees to use the Remote Access Services only in connection with the proper purposes of this Agreement. Fund will not, and will cause its employees and Authorized Designees not to, (i) permit any third party to use the System or the Remote Access Services, (ii) sell, rent, license or otherwise use the System or the Remote Access Services in the operation of a service bureau or for any purpose other than as expressly authorized under this Agreement, (iii) use the System or the Remote Access Services for any fund, trust or other investment vehicle without the prior written consent of Custodian, or
          (iv) allow or cause any information transmitted from Custodian's databases, including data from third party sources, available through use of the System or the Remote Access Services, to be redistributed or retransmitted for other than use for or on behalf of Fund, as Custodian's Customer.

          Fund will not, and will cause its employees and Authorized Designees not to, modify the System in any way, enhance or otherwise create derivative works based upon the System, nor will Fund or its Authorized Designees reverse engineer, decompile or otherwise attempt to secure the source code for all or any part of the System.

          Fund acknowledges that the disclosure of any Proprietary Information, or of any information which at law or equity ought to remain confidential, will immediately give rise to continuing irreparable injury to Custodian inadequately compensable in damages at law and that Custodian shall be entitled to obtain immediate injunctive relief against the breach or threatened breach of any of the foregoing undertakings, in addition to any other legal remedies which may be available.

          Custodian represents and warrants that it is the owner of and has the right to grant access to the System and to provide the Remote Access Services contemplated herein. Because of the nature of computer information technology and the necessity of relying upon third party sources, and data and pricing information obtained from third parties, the System and Remote Access Services are provided "AS IS", and Fund and its Authorized Designees shall be solely responsible for the investment decisions, regulatory reports and statements produced using the Remote Access Services. Custodian and its relevant licensors will not be liable to Fund or its Authorized Designees for any direct or indirect, special, incidental, punitive or consequential damages arising out of or in any way connected with the System or the Remote Access Services, nor shall either party be responsible for delays or nonperformance under this Agreement arising out of any cause or event beyond such party's control.

          EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, CUSTODIAN FOR ITSELF AND ITS RELEVANT LICENSORS EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES CONCERNING THE SYSTEM AND THE SERVICES TO BE RENDERED HEREUNDER, WHETHER EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

          Custodian will defend or, at its option, settle any claim or action brought against Fund to the extent that it is based upon an assertion that access to the System or use of the Remote Access Services by Fund under this Agreement constitutes direct infringement of any United States patent or copyright or misappropriation of a trade secret, provided that Fund notifies Custodian promptly in writing of any such claim or proceeding and cooperates with Custodian in the defense of such claim or proceeding. Should the System or the Remote Access Services or any part thereof become, or in Custodian's opinion be likely to become, the subject of a claim of infringement or the like under the patent or copyright or trade secret laws of the United States, Custodian shall have the right, at Custodian's sole option, to
          (i) procure for Fund the right to continue using the System or the Remote Access Services, (ii) replace or modify the System or the Remote Access Services so that the System or the Remote Access Services becomes noninfringing, or (iii) terminate the Remote Access Services without further obligation.

4.   LIMITATION OF LIABILITY OF CUSTODIAN.

     A. Custodian shall at all times use reasonable care and due diligence and act in good faith in performing its duties under this Agreement. Custodian shall not be responsible for, and the Fund shall indemnify and hold Custodian harmless from and against, any loss or liability arising out of actions taken by Custodian pursuant to this Agreement or any instructions provided to it hereunder, provided that Custodian has acted in good faith and with due diligence and reasonable care. Neither party shall be liable to the other for consequential, special or punitive damages. Custodian may request and obtain the advice and opinion of counsel for Fund, or of its own counsel with respect to questions or matters of law, and it shall be without liability to Fund for any action taken or omitted by it in good faith, in conformity with such advice or opinion. If Custodian reasonably believes that it could not prudently act according to the instructions of the Fund or the Fund's counsel, it may in its discretion, with notice to the Fund, not act according to such instructions.

     B. Custodian may rely upon the advice and statements of Fund and Fund's accountants and other persons believed by it, in good faith, to be expert in matters upon which they are consulted, and Custodian shall not be liable for any actions taken, in good faith, upon such advice and statements.

     C. If Fund requests Custodian in any capacity to take, with respect to any Assets, any action which involves the payment of money by it, or which in Custodian's opinion might make it or its nominee liable for payment of monies or in any other way, Custodian, upon notice to Fund given prior to such actions, shall be and be kept indemnified by Fund in an amount and form satisfactory to Custodian against any liability on account of such action; provided, however, that nothing herein shall obligate Custodian to take any such action except in its sole discretion.

     D. Custodian shall be entitled to receive, and Fund agrees to pay to Custodian, on demand, reimbursement for such cash disbursements, costs and expenses as may be agreed upon from time to time by Custodian and Fund.

     E. Custodian shall be protected in acting as custodian hereunder upon any instructions, advice, notice, request, consent, certificate or other instrument or paper reasonably appearing to it to be genuine and to have been properly executed and shall, unless otherwise specifically provided herein, be entitled to receive, as conclusive proof of any fact or matter required to be ascertained from Fund hereunder, instructions or a certificate signed by the Fund's President or other authorized officer.

     F. Without limiting the generality of the foregoing, Custodian shall be under no duty or obligation to inquire into, and shall not be liable for:

          1. The validity of the issue of any Assets purchased by or for Fund, the legality of the purchase thereof, the validity, completeness, correctness or sufficiency of any loan documents required by Fund to be received by Custodian, the sufficiency of the evidence of ownership of Assets required by Fund to be received by Custodian, or the propriety of the decision to purchase or amount paid for any Assets;

          2. The legality of the sale of any Assets by or for Fund, or the propriety of the amount for which the same are sold;

          3. The legality of the issue or sale of any Fund Shares, or the sufficiency of the amount to be received therefor;

          4. The legality of the repurchase or redemption of any Fund Shares, or the propriety of the amount to be paid therefor; or

          5. The legality of the declaration of any dividend by Fund, or the legality of the issue of any Fund Shares in payment of any dividend.

     G. Custodian shall not be liable for, or considered to be Custodian of, any money represented by any check, draft, wire transfer, clearing house funds, uncollected funds, or instrument for the payment of money to be received by it on behalf of Fund, until Custodian actually receives such money, provided only that it shall advise Fund promptly if it fails to receive any such money in the ordinary course of business, and use its best efforts and cooperate with Fund toward the end that such money shall be received.

     H. Except for any subcustodians or eligible foreign custodians appointed under Section 2.S. to the extent provided therein, Custodian shall not be responsible for loss occasioned by the acts, neglects, defaults or insolvency of any broker, bank, trust company, or any other person with whom Custodian may deal in the absence of negligence or bad faith on the part of Custodian.

     I. Notwithstanding anything herein to the contrary, Custodian may, and with respect to any foreign subcustodian appointed under Section 2.S.2 must, provide Fund for its approval, agreements with banks or trust companies which will act as subcustodians for Fund pursuant to Section 2.S of this Agreement.

     J. Custodian shall not be responsible or liable for the failure or delay in performance of its obligations under this Agreement, or those of any entity for which it is responsible hereunder, arising out of or caused, directly or indirectly, by circumstances beyond the affected entity's reasonable control, including, without limitation: any interruption, loss or malfunction of any utility, transportation, computer (hardware or software) or communication service; inability to obtain labor, material, equipment or transportation, or a delay in mails; governmental or exchange action, statute, ordinance, rulings, regulations or direction; war, strike, riot, emergency, civil disturbance, terrorism, vandalism, explosions, labor disputes, freezes, floods, fires, tornadoes, acts of God or public enemy, revolutions, or insurrection.

5. COMPENSATION. Fund will pay to Custodian such compensation as is stated in the Fee Schedule from time to time agreed to in writing by Custodian and Fund. Custodian may charge such compensation against monies held by it for the account of Fund. Custodian will also be entitled, notwithstanding the provisions of Sections 4.C. or 4.D. hereof, to charge against any monies held by it for the account of Fund the amount of any loss, damage, liability, advance, or expense for which it shall be entitled to reimbursement under the provisions of this Agreement including fees or expenses due to Custodian for other services provided to the Fund by the Custodian. Custodian will not be entitled to reimbursement by Fund for any loss or expenses of any subcustodian, except to the extent Custodian would be entitled to reimbursement hereunder if it incurred the loss or expense itself directly.

     TERMINATION. This Agreement shall continue in effect until terminated by either party by notice in writing received by the other party not less than ninety (90) days prior to the date upon which such termination shall take effect. Upon termination of this Agreement, Fund will pay to Custodian such compensation for its reimbursable disbursements, costs and expenses paid or incurred to such date. The governing Board of Fund will, forthwith upon giving or receiving notice of termination of this Agreement, appoint as successor custodian a qualified bank or trust company. Custodian will, upon termination of this Agreement, deliver to the successor custodian so appointed, at Custodian's office, all securities then held by Custodian hereunder, duly endorsed and in form for transfer, all funds, loan documents and other properties of Fund deposited with or held by Custodian hereunder, or will co-operate in effecting changes in book-entries at the Depositories. In the event no written order designating a successor custodian has been delivered to Custodian on or before the date when such termination becomes effective, then Custodian may deliver the securities, funds and properties of Fund to a bank or trust company at the selection of Custodian and meeting the qualifications for custodian, if any, set forth in the governing documents of the Fund and having not less that Two Hundred Million Dollars ($200,000,000) aggregate capital, surplus and undivided profits, as shown by its last published report. Upon delivery to a successor custodian, Custodian will have no further obligations or liabilities under this Agreement. Thereafter such bank or trust company will be the successor custodian under this Agreement and will be entitled to reasonable compensation for its services. In the event that no such successor custodian can be found, Fund will submit to its shareholders, before permitting delivery of the cash and securities owned by Fund to anyone other than a successor custodian, the question of whether Fund will be liquidated or function without a custodian. Notwithstanding the foregoing requirement as to delivery upon termination of this Agreement, Custodian may make any other delivery of the securities, funds, loan documents and property of Fund which is permitted by the Investment Company Act of 1940, Fund's governing documents then in effect or apply to a court of competent jurisdiction for the appointment of a successor custodian.

6. NOTICES. Notices, requests, instructions and other writings, in the form of letters, facsimiles, transmissions or electronic mail ("Writings"), received by Fund at 7737 E. Doubletree Ranch Road, Scottsdale, AZ 85258-2034 , or at such other address as Fund may have designated to Custodian in writing, will be deemed to have been properly given to Fund hereunder; and notices, requests, instructions and other Writings received by Custodian at its offices at 801 Pennsylvania, Kansas City, Missouri 64105, or to such other address as it may have designated to Fund in writing, will be deemed to have been properly given to Custodian hereunder.

7. LIMITATION OF LIABILITY. Notice is hereby given that a copy of Fund's trust agreement and all amendments thereto is on file with the Secretary of State of the state of its organization; that this Agreement has been executed on behalf of Fund by the undersigned duly authorized representative of Fund in his/her capacity as such and not individually; and that the obligations of this Agreement shall only be binding upon the assets and property of Fund and shall not be binding upon any trustee, officer or shareholder of Fund individually.

8.   MISCELLANEOUS.

     A. This Agreement is executed and delivered in the Commonwealth of Massachusetts and shall be governed by the laws of said state.

     B. All the terms and provisions of this Agreement shall be binding upon, inure to the benefit of, and be enforceable by the parties hereto and their respective successors and permitted assigns.

     C. No provisions of the Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by both parties hereto.

     D. The captions in this Agreement are included for convenience of reference only, and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

     E. This Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.

     F. If any part, term or provision of this Agreement is determined to be illegal, in conflict with any law or otherwise invalid, the remaining portion or portions shall be considered severable and not be affected, and the rights and obligations of the parties shall be construed and enforced as if the Agreement did not contain the particular part, term or provision held to be illegal or invalid.

     G. Custodian will not release the identity of Fund to an issuer which requests such information pursuant to the Shareholder Communications Act of 1985 for the specific purpose of direct communications between such issuer and Fund unless the Fund directs the Custodian otherwise.

     H. This Agreement may not be assigned by either party without prior written consent of the other party.

     I. If any provision of the Agreement, either in its present form or as amended from time to time, limits, qualifies, or conflicts with the Investment Company Act of 1940 and the rules and regulations promulgated thereunder, such statues, rules and regulations shall be deemed to control and supersede such provision without nullifying or terminating the remainder of the provisions of this Agreement.

     J. The representations and warranties and the indemnification extended hereunder are intended to and shall continue after and survive the expiration, termination or cancellation of this Agreement.

     K. This Agreement does not in any way affect any other agreements entered into between the parties hereto.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly respective authorized officers.


STATE STREET BANK AND TRUST COMPANY


By: /s/ Robert G. Triano
   --------------------------------

Name: Robert G. Triano
     ------------------------------

Title: Vice President
      -----------------------------


ING PILGRIM SENIOR INCOME FUND


By: /s/ Daniel A. Norman
   --------------------------------
   Daniel A. Norman
   Senior Vice President